                                                                   Exhibit 3-146
--------------------------------------------------------------------------------

VT 322 [Tr. 11]
                                                                    FILED
                                                                 SEP 10 1984
                                                                 JANE BURGIO
                                                              Secretary of State
                                                                    501517

                          CERTIFICATE OF INCORPORATION
                                       OF
                      HEALTH RESOURCES OF CEDAR GROVE, INC.

   The undersigned incorporator, an individual over the age of eighteen years, in order to form a corporation under the New Jersey Business Corporation Act, certifies as follows:

   1. Name. The name of the corporation is HEALTH RESOURCES OF CEDAR GROVE, INC. (hereinafter called the "Corporation").

   2. Purpose. The Corporation may engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

   3. Number of Shares. The aggregate number of shares which the Corporation shall have authority to issue is: One Hundred (100), all of which shall be Common Shares of the par value of One Dollar ($1.00) each.

   4. Office and Registered Agent. The address of the Corporation's initial registered office is c/o Troy Hills Nursing Center, 200 Reynolds Avenue in the City of Parsippany, County of Morris and State of New Jersey. The name of its initial registered agent at that address is Daniel E. Straus.

   5. Number of Directors; Names and Addresses of First Directors. The number of directors constituting the first board of directors is two and the names and addresses of the persons who are to serve as such directors are:

         NAME                  ADDRESS
         ----                  -------
  Moshael J. Straus            One Penn Plaza
                               New York, New York 10119

  Daniel E. Straus             345 Park Avenue
                               New York, New York 10154

   6. Name and Address of Incorporator. The name and address of the Incorporator are: Daniel E. Straus, 345 Park Avenue, New York, New York 10154.

   7. Duration. The duration of the corporation is to be perpetual.

   IN WITNESS WHEREOF, I have hereunto set my hand, this 5th day of September, 1984.

                                            /s/ Daniel E. Straus
                                            -----------------------
                                            Daniel E. Straus,
                                            Incorporator

Secretary of State                                          TYPE ALL INFORMATION
                                                            EXCEPT SIGNATURES.

                                                                      ADB
                                                                     FILED
                                                                  NOV 16 1992
                                                               DANIEL J. DALTON
                                                              Secretary of State
                                                                    0805272

     CERTICATE OF AMENDMENT TO THE CERTIFICATION OF INCORPORATION OF HEALTH
                         RESOURCES OF CEDAR GROVE, INC.
     ----------------------------------------------------------------------
      (FOR USE BY DOMESTIC CORPORATIONS ONLY - MUST BE FILED IN DUPLICATE)

"Federal Employer Identification No."

   Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

1.   The name of the corporation is: HEALTH RESOURCES OF CEDAR GROVE INC.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 20th day of October, 1992:

     Resolved, that Article 3 of the Certificate of Incorporation be amended to read as follows:
        "3. Number of Shares. The aggregate number of shares of stock which the Corporation shall have authority to issue is: Five Hundred (500), all of which shares shall be shares of Common Stock, par value One Dollar ($1.00) each."

3. The number of shares outstanding at the time of the adoption of the amendment was 200. The total number of shares entitled to vote thereon was 200.

     If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

4.   The number of shares voting for and against such amendment is as follows:
     (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

     Number of Shares Voting for Amendment      Number of Shares Voting Against Amendment
     -------------------------------------      -----------------------------------------
                     200                                           0

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

     (Use the following only if an effective date, not later than 90 days subsequent to the date of filing is desired).

6.   The effective date of this Amendment to the Certificate of Incorporation
     shall be                       .
             -----------------------
Dated this 10th day of November, 1992.

                                           HEALTH RESOURCES OF CEDAR GROVE, INC.
                                           -------------------------------------
                                                     (Corporate Name)

                                           By: /s/ Moshael J. Straus
                                              ----------------------------------
                                                          (Signature)
                                              Moshael J. Straus, Vice President
                                              ----------------------------------
                                                    (Type Name and Title)

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.

The purpose of this form is to simplify the filing requirements of the Secretary of State and does not replace the need for competent legal advise.

                                                                      AMC
                                                                     FILED
                                                                  NOV 13 1997
                                                                LONNA R. HOOKS
                                                              Secretary of State

           CERTICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                   OF: HEALTH RESOURCES OF CEDAR GROVE, INC.
      (FOR USE BY DOMESTIC CORPORATIONS ONLY - MUST BE FILED IN DUPLICATE)


"Federal Employer Identification No." 13.3244416

   Pursuant to the provisions of Section 14A;9-2(4) and Section 14A:9-4(3), Corporations, General, of New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

1.   The name of the corporation is: Health Resources of Cedar Grove, Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and shareholders of the corporation on the 9th day of October, 1997:

     The following provision is added to the Certificate of Incorporation:

             The Corporation is bound by that certain Regulatory Agreement with the Secretary of Housing and Urban Development dated December 22, 1994. So long as the loan referenced in such Regulatory Agreement remains outstanding the Corporation shall comply with the terms of such Regulatory Agreement.

   Resolved, that Article 4 of the Certificate of Incorporation be amended to read as follows:

          4. Office and Registered Agent. The name and address of the Corporation's registered agent is: BRCMC. Inc., 210 Lake Drive East, Suite 200, Cherry Hill, New Jersey 08002.

3. The number of shares outstanding at the time of the adoption of the amendment was 200. The total number of shares entitled to vote thereon was 200.

   If the shares of any class or series of share are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

4.   The number of shares voting for and against such amendment is as follows:
     (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively.)

     Number of Shares Voting for Amendment      Number of Shares Voting Against Amendment
     -------------------------------------      -----------------------------------------
                      200                                           0

5. If the amendment provides for an exchange, reclassification or cancellation of Issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

(Use the following only if an effective date, not later than 90 days subsequent to the date of filing is desired).

6.   The effective date of this Amendment to the Certificate of Incorporation
     shall be                  .
             ------------------

     Dated this 9th day of October, 1997.


                                           HEALTH RESOURCES OF CEDAR GROVE, INC.

                                           By: /s/ Ira C. Gubernick
                                               ---------------------------------
                                               Name: Ira C. Gubernick
                                               Title: Vice President

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.

The Purpose of this form is to simplify the filing requirements of the Secretary of State and does not replace the need for competent legal advice.

                                                               C.120A Rev. 06/90